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                                                                    Exhibit 23.3

                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Dril-Quip, Inc., a Delaware corporation (the "Company"), in the Prospectus constituting a part of the Registration Statement on Form S-1 which has been filed by the Company with the Securities and Exchange Commission pursuant to the Act.

     Dated: August 4, 1997

                                                    /s/ James M. Alexander
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